HAUSSER + TAYLOR LLC
Business advisors and certified public accountants

1001 Lakeside Avenue East, Suite 1400 • Cleveland, Ohio 44114-1152 216/523-1905 • FAX: 216/522-1490 • www.hausser.com

April 18, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read and agreed with the comments included under the heading "Independent Accountants" of Form SB-2 by our former client, Cleveland BioLabs, Inc., insofar as they relate to our Firm.

Hausser & Taylor LLC
1001 Lakeside Avenue East, Suite 1400
Cleveland, OH 44114-1152